UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by Registrant ☒
Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-12

CAVICO CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person Filing Proxy Statement, if other than Registrant)

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To the Shareholders of Cavico Corp.:

The Annual Meeting of the shareholders of Cavico Corp. (the “Company”) will be held on December 30, 2010 at 10:00 A.M. (Pacific Standard time) at the Company’s offices at 17011 Beach Blvd., Huntington Beach, California

We have attached a Notice of Annual Meeting of Stockholders and Proxy Statement that discuss the matters to be presented at the meeting.

At this year’s meeting, we will be asking our stockholders to elect Ha Quang Bui, Hung Manh Tran, Timothy Pham, Tuan Duong Hoang, Thanh Binh Huynh, Madhava Rao Mankal, and Philip Bolles as directors.

Only stockholders of record at the close of business on November 19, 2010 are entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment thereof.

Your vote is important.  Whether you plan to attend the meeting or not, we urge you to vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided, or to vote by telephone or Internet.  Telephone and Internet voting information is provided on the proxy card.  If you hold your shares through your brokerage account or in “street name,” telephone or Internet voting may be available to you.  Check your proxy card for information.  If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.  You may also revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

If you have any questions about the matters to be voted on at the Annual Meeting or you need help voting your shares, please contact us at (714) 843-5456 or cavicohq@cavico.us.

By Order of the Board of Directors

HA QUANG BUI
Chairman of the Board, President and Chief Executive Officer

November 30, 2010

Cavico Corp.
17011 Beach Blvd., Suite 1230
Huntington Beach, California

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held December 30, 2010
10:00 A.M. Pacific Standard Time

This proxy statement contains information related to the annual meeting of stockholders to be held on December 30, 2010 at 10:00 a.m. local time, at the Company’s offices at 17011 Beach Blvd., Huntington Beach, California, or at such other time and place to which the annual meeting may be adjourned or postponed.  You may obtain directions to the meeting by contacting us at (714) 843-5456.  The enclosed proxy is solicited on behalf of the Board of Directors of the Company.  The proxy materials relating to the annual meeting are being mailed on or about December 1, 2010 to stockholders entitled to vote at the meeting.  Only stockholders of record at the close of business on November 19, 2010 are entitled to vote at the annual meeting or any postponement or adjournment thereof.

We are calling the annual meeting to seek the approval of our stockholders to:

●	Elect seven (7) directors to the Company’s Board of Directors to serve until the next annual meeting of stockholders or until their successors are elected;

●	Approve any other matters that may properly come before the meeting.

By Order of the Board of Directors

HA QUANG BUI
Chairman of the Board, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on December 30, 2010.

The Company’s Notice and Proxy Statement are available at www.cavicocorp.com.

The Company’s Annual Report to Stockholders on Form 10-K/A for the year ended December 31, 2009 is available at www.cavicocorp.com.

CAVICO CORP.

Proxy Statement

GENERAL INFORMATION ABOUT THE SOLICITATION

What are the Board of Directors’ recommendations?

Our Board of Directors believes that the election of the nominated directors is in the best interests of the Company and its stockholders and recommends that you vote FOR the director nominees.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, November 19, 2010, are entitled to receive notice of the annual meeting and to vote the shares that they hold on that date at the meeting, or any postponement or adjournment of the meeting.

Holders of our common stock (the “Common Shares”) are entitled to one vote per share on each matter to be voted upon.  As of the record date, we had 4,010,295 outstanding shares of Common Stock.

How to vote?

If your shares are held by a broker, bank or other nominee, it will send you instructions that you must follow to have your shares voted at the Annual Meeting. If you hold your shares in your own name as a record holder, you may instruct the proxy agents how to vote your shares as described below.

Vote by mail

If you choose to vote by facsimile or mail, simply mark your proxy, date and sign it, and return it to us in the envelope provided.

Voting at the Annual Meeting

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

How to revoke your proxy?

You may revoke your proxy at any time before it is voted. If you are a record stockholder, you may revoke your proxy in any of the following ways:

●	by giving notice of revocation at the Annual Meeting.
●	by timely delivery of written instruction revoking your proxy to First American Stock Transfer, 4747 N. 7th Street, Suite 170, Phoenix, Arizona 85014, USA.
●	by voting in person at the Annual Meeting.

How votes will be counted?

The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Meeting. If you have returned a valid proxy or are a record holder and attend the Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. Abstentions and broker “non-votes” are also counted in determining whether a quorum is present. A “broker non vote” occurs when a broker, bank or nominee that holds shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

If a quorum is not present at the Annual Meeting, a majority of the shares present, in person or by proxy, has the power to adjourn the Meeting from time to time until a quorum is present. Other than announcing at the Annual Meeting the time and place of the adjourned Meeting, no notice of the adjournment will be given to stockholders unless required because of the length of the adjournment.

Directors will be elected by a plurality of the votes cast at the meeting.

Abstentions and broker “non-votes” are not counted in the election of directors or the approval of any other matter.

List of stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 9.00 a.m. and 5.00 p.m., at our principal executive offices at 17011 Beach Blvd., Huntington Beach, California.

Cost of this proxy solicitation

We will pay the cost of preparing, assembling and mailing the notice of meeting, proxy statement and enclosed proxy card.  In addition to the use of mail, our employees may solicit proxies personally and by telephone.  Our employees will receive no compensation for soliciting proxies other than their regular salaries.  We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies.  We may reimburse such persons for their expenses incurred in connection with these activities.

PROPOSAL NO. 1

ELECTION OF SEVEN (7) INDIVIDUALS TO THE BOARD OF DIRECTORS

Nominees

The Board of Directors has fixed at seven the number of directors that will constitute the Board of Directors for the ensuing year.  Each director elected at the annual meeting will serve for a one-year term expiring at the 2011 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified. Ha Quang Bui, Hung Manh Tran, Timothy Pham, Tuan Duong Hoang, Thanh Binh Huynh, Madhava Rao Mankal, and Philip Bolles, each of whom is an incumbent director, have been nominated to be elected at the annual meeting by the stockholders. Proxies submitted to the Company by stockholders will be voted for such persons absent contrary instructions.

Our Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable or unwilling to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

Each of the nominees for election as a director is a current member of our Board of Directors and have held the position for over a year.

Name	Director Since
Ha Quang Bui	April 28, 2006
Hung Manh Tran	April 28, 2006
Timothy Pham	April 28, 2006
Tuan Duong Hoang	May 2007
Thanh Binh Huynh	May 2007
Madhava Rao Mankal	October 2007
Philip Bolles	November 13, 2009

The seven (7) nominees receiving the greatest number of votes of the Common Shares present in person or represented by proxy at the meeting and entitled to vote on such matter shall be elected as directors.

This proxy provides information as of the date of this proxy statement about each director as well as about each executive officer. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each director's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our directors have demonstrated an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE SEVEN INDIVIDUALS TO THE
BOARD OF DIRECTORS

MANAGEMENT

Directors

The following table sets forth the names, ages and titles of each member of the Board of Directors of the Company:

Name	Age	Current Position/Office	Position Held Since
Ha Quang Bui	46	CEO/Chairman	April 28, 2006
Hung Manh Tran	47	Executive Vice-President/Director	April 28, 2006
Timothy Pham	43	Vice-President/Director	April 28, 2006
Tuan Duong Hoang	46	Director	May 2007
Thanh Binh Huynh	54	Director	May 2007
Madhava Rao Mankal	59	Director	October 2007
Philip Bolles	66	Director	November 13, 2009

Ha Quang Bui. From May 2003 to present, Ha Quang Bui has served as chairman of the board of directors and Chief Executive Officer of Cavico Vietnam and as chairman of the board of directors of Cavico Tower Company.  Mr. Bui became the Chief Executive Officer and Chairman of the Board of Directors of Cavico Corp. on April 28, 2006. He currently is Chief Executive Officer and Chairman of Cavico Corp.  From March 2001 to May 2003, Ha Quang Bui served as Vice President of Lung Lo Construction Company. He is a director of Energy Investment Company and a director of Mai Son Concrete Company. He graduated from the Military Technology Institute, Department of Defense, in 1986 with a degree in engineering.

The Company believes that Mr. Bui, due to his history of leadership and engineering experience in the construction industry and his involvement in working with Vietnam Government, is highly qualified to be a member of the Board and to serve as its Chairman.

Hung Manh Tran. Hung Manh Tran has been a director and Executive Vice President of Cavico Corp. since 2006 and 2007, respectively (and Vice President from 2006 to 2007) to the present time.  From March 2001 to March 2002, Hung Manh Tran served as president of an affiliate of Cavico. From 2002, he has been Vice President and director of Cavico Vietnam. In addition, he has been chairman of Cavico Mining (since 2006), chairman of VFMC (since 2007), chairman of Luong son international tourism JSC (since 2007), director of v-power (since 2006), director of Cavico construction machinery (since 2007), and a director of Cavico Australia (since 2005). Hung Manh Tran graduated from Hanoi University in 1986 with a degree in nuclear physics. He also did course work in law at Hanoi University during 1992-1996. Mr. Tran also holds a degree in international trade from Hanoi International Trade University in 1991.

The Company believes that Mr. Tran, due to his engineering experience and technological acumen, along with his extensive knowledge of Cavico’s operations and previous executive experience, is qualified to be a member of the Board

Timothy Dac Pham . Timothy Dac Pham has been a Vice President and director of Cavico Corp. since June 2006.  Since that time he has worked as an independent consultant for Providential Holdings, Inc. and as a registered representative and life insurance agent for Rich Ave Financial Inc.  During 2004, he worked as a registered representative at Golden Beneficial Securities Corp. From 2002 through 2003, Mr. Pham was a registered representative at NT Securities in Chicago, Illinois. Mr. Pham graduated in 1991 from the University of California at Berkeley with a degree in Business Administration in the fields of Finance and Marketing.

The Company believes that Mr. Pham, due to his longstanding commitment to the Company, his knowledge of the Company’s business, and his expertise in financial, business and related matters, is qualified to be a member of the Board.

Madhava Rao Mankal. Madhava Rao Mankal has been a director of Cavico Corp. since October 2007. He has been Chief Financial Officer and Secretary and a Director of Medina International Holdings, Inc., a manufacturer of boats since November 2004. Also, Mr. Mankal has been Chief Financial Officer, Secretary and Treasurer of Genesis Companies Group, Inc., Company formed to develop Laser stripping equipment since March 2006. Mr. Mankal served as President of Force Protection Inc., manufacturer of mine detecting vehicles, from January 2002 to September 2003 and Chief Financial Officer from May 1999 until September 2003.  In addition, he served on the Board of Directors of that entity from December 2001 to September 30, 2004. He has over 30 years experience in finance and accounting and holds accounting certifications from India and the United States. He has a Bachelors Degree in commerce from Bangalore University.

The Company believes that Mr. Mankal, due to experiences with various public companies and knowledge in financial reporting along with his independence, is qualified to be a member of the Board the Audit Committee Chairman.

Philip Bolles. Philip Bolles has been a director of Cavico Corp. since November 2009.  He has been a consultant providing services related to business combinations, financial reconstructions, and GAAP and SEC reporting compliance to a variety of public companies and private companies preparing to register as public companies for the past fifteen years,. From 2007 to 2008 he served as Chief Financial Officer for Retail Pro, Inc.  Mr. Bolles holds a Bachelor of Science degree in Accounting, with Honors from the University of San Diego.

The Company believes that Mr. Bolles, due to his knowledge of US GAAP and SEC reporting compliance from his extensive experience, as well as his independence, is qualified to be a member of the Board.

Tuan Duong Hoang. Tuan Duong Hoang has been a director of Cavico Corp. since May 2007. Mr. Hoang has been Professor of Education at The University of New South Wales since 2003. From 1999 to 2003, he was an associate professor in the Department of Electrical and Computer Engineering at the Toyota Technical Institute, Nagoya, Japan. He holds a masters degree and a Ph.D. from the University of Odessa in the Ukraine.

The Company believes that Mr. Hoang, due to his knowledge in Vietnamese government regulations and policies compared to foreign policies, is qualified to be a member of the Board.

Thanh Binh Huynh. Thanh Binh Huynh has been a director of Cavico Corp. since May 2007. Mr. Huynh has been Vice President of the Tuan Chao Joint Stock Company since 2003. From 2001 to 2003 he was a consultant at Edwards, Wynn & Associates LLP. During that same period he was also Chairman and President of Raycorp.com LLC.

The Company believes that Mr. Huynh, due to his executive experience and familiarity with public company governance issues and business practices is qualified to be a member of the Board.

Executive Officers

The following table sets forth the name and age of each of our non-director executive officers, indicating all positions and offices presently held with the Company:

Name	Age	Current Position/Office	Position Held Since
Hieu Van Phan	45	Vice-President	April 28, 2006
Hai Thanh Tran	47	Vice-President	April 28, 2006
Giang Linh Bui	38	Vice-President	April 28, 2006
June Kim	54	Chief Financial Officer	September 3, 2009

Hieu Van Phan .  Hieu Van Phan became a Vice-President and Director of Cavico Corp. on April 28, 2006.  He resigned as a director of Cavico Corp. in April 2009.  From July 2003 to present, Hieu Van Phan has been a vice president and a director of Cavico Vietnam.  Hieu Van Phan is currently Chief Operating Officer of Cavico Vietnam, chairman of the board of directors of Cavico Power Installation Construction Co. and a Director of Cavico Mining and Energy Construction Co.  From 2001 to July 2003, Hieu Van Phan served as president of Power Installation Company. Hieu Van Phan graduated from the Military Technology Institute, Department of Defense, in 1986 with a degree in engineering.

Hai Thanh Tran . Hai Thanh Tran became a Vice-President and Director of Cavico Corp. on April 28, 2006.  He resigned as a director of Cavico Corp. in April 2009.  From July 2003 to present, he has been a director and vice president of Cavico Vietnam.  He currently is Chief Executive Officer of Cavico Vietnam, chairman of the Board of Directors of CAVICO Hydropower Construction Co.  From April 2002 to July 2003, Hai Thanh Tran was president of Bridge and Underground Construction Cavico Company.  From March 2001 to April 2002, Hai Thanh Tran worked as an assistant at the Planning Department of 25/3 Lung lo Construction Co - MOD. He graduated from the Military Technology Institute, Department of Defense, in 1986 with a degree in engineering.

Giang Linh Bui.   Giang Linh Bui became a Vice-President and Director of Cavico Corp. on April 28, 2006.  He resigned as a director of Cavico Corp. in April 2009.  Giang Linh Bui is currently a director of Nam Chien Hydropower Company, Director of CAVICO PHI Cement Construction Co., and chairman of the Board of Directors of CAVICO Infrastructure Construction Co.  Mr. Bui is also a director of Cavico Vietnam.  From March 2001 to November 2002, Giang Linh Bui worked in the Projected Technology Department at Lung lo Construction Company.  Giang Linh Bui graduated from Hanoi University of Architecture in 1994 with a degree in architecture.

June Kim. June Kim has been the Chief Financial Officer of Cavico Corp. since September 2009 after serving as a director and member of the audit committee from April 2009 to August 2009.  Prior to accepting the position of Chief Financial Officer, she worked for PHI Group, Inc. (formerly Providential Holding, Inc.) from July 2007 to August 2009 as a consultant. She prepared annual and quarterly SEC filings for public companies and assisted auditors for audits and reviews.  Prior to joining PHI Group, Inc., she worked for Stonefield Josephson, a CPA firm, as audit manager from August 2005 through March 2007 and Kabani & Company, Inc., a CPA firm, as a full time audit manager from February 2000 to June 2005.  She is a Certified Public Accountant and holds CPA licenses in the state of Washington and California. She graduated with a Bachelor of Science in accounting degree in 1980 from California State University.

CORPORATE GOVERNANCE

Independence

After considering all of the relevant facts and circumstances, the Company’s Board of Directors has determined that each of Tuan Duong Hoang, Thanh Binh Huynh, Madhava Rao Mankal, and Philip Bolles is independent from our management and qualifies as an “independent director” pursuant to Nasdaq Rule 5605(a)(2).  The Board of Directors determined that none of the above referenced directors (1) is an officer or employee of the Company or its subsidiaries or (2) has any direct or indirect relationship that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director.  A majority of the Company’s directors are independent as required by Nasdaq Rule 5605(b)(1).

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of the Company’s employees, including its senior financial officer and Chief Executive Officer.  Accordingly, the Code of Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the Code of Ethics, and accountability.  The Company’s Code of Ethics is available on the Company’s website at cavicocorp.com.

Meetings and Committees of the Board of Directors

During the fiscal year ended December 31, 2009, the Board of Directors held 12 meetings and took action by unanimous written consent 3 times.  No incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board of Directors, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

The standing committees of the Board of Directors are as follows:  (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating and Corporate Governance Committee.

Audit Committee

The functions of the Audit Committee are: (i) to recommend the engagement of the Company's independent auditors and review with them the plan, scope and results of their audit for each year; and (ii) to consider and review other matters relating to the financial and accounting affairs of the Company.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at www.cavicocorp.com.

The Audit Committee consists of Messrs. Madhava Rao Mankal (Chairman), Tuan Duong Hoang and Thanh Binh Huynh.  The Board of Directors has identified Madhava Rao Mankal as audit committee financial experts under the listing requirements of the NASDAQ Capital Market and has determined that he is independent of the Company based on the NASDAQ Capital Market’s definition of “independence.”  The Audit Committee met four times during the fiscal year ended December 31, 2009.

Compensation Committee

The functions of the Compensation Committee are: (i) reviewing and approving the amounts and types of compensation to be paid to the Company's executive officers and the non-employee directors; (ii) reviewing and approving all bonus and equity compensation to be paid to other Company employees; and (iii) administering the Company's stock-based compensation plans.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at www.cavicocorp.com.

The Compensation Committee consists of Messrs. Thanh Binh Huynh (Chairman and considered independent under the Nasdaq rules Tuan Duong Hoang and Philip Bolles.  The Compensation Committee met four times during the fiscal year ended December 31, 2009.

Nominating and Corporate Governance Committee.

The functions of the Nominating Committee are: (i) leading the search for, screening, evaluating and recommending to the Board qualified candidates or nominees for election or appointment as directors, consistent with the Board's Director Nomination Policy; (ii) recommending the number of members that shall serve on the Board; and (iii) reviewing the processes and performance of the Board in order to identify areas of concern or potential issues relating to Board and committee processes, performance and effectiveness and to assess and evaluate the overall effectiveness of individual directors.  The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the Company’s website at www.cavicocorp.com.

The Nominating Committee consists of Messrs. Tuan Duong Hoang (Chairman and considered independent under the Nasdaq rules), Philip Bolles and Madhava Rao Mankal.  The Nominating and Corporate Governance Committee did not hold any meetings but took action by unanimous written consent one time during the fiscal year ended December 31, 2009.

The Nominating Committee and the Board of Directors will, as a matter of policy, give consideration to nominees for the Board that are recommended by stockholders.  A stockholder who wishes to recommend a nominee should direct his or her recommendation in writing to the Company’s Corporate Secretary at the Company’s address.  Stockholder recommendations will be evaluated under the same criteria as the recommendations of the Nominating Committee and the Board of Directors.  The Company must receive the required notice (as defined below) by the date set forth in the prior year’s annual proxy statement under the heading “Stockholder Proposals” in order to be considered by the Nominating Committee in connection with the Company’s next annual meeting of stockholders.

Stockholders wishing to nominate, or recommend a candidate for nomination to, the Board of Directors may do so by providing advance written notice to the Corporate Secretary.  The notice must include the following information:

As to each proposed nominee:

●	the name, age, business address and residence address;
●	the principal occupation or employment;
●	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the nominee; and
●
any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

As to the stockholder giving notice:

●	the name and record address of such stockholder;
●	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder;
●
a description of all arrangements or understandings between such stockholder and each candidate for nomination and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

●	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in the stockholder’s notice; and
●
any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

A proposed nominee for director should be a person of integrity and must be committed to devoting the time and attention necessary to fulfill his or her duties to the Company.  The Nominating Committee will evaluate the independence of potential directors, as well as their business experience, understanding of and experience in the industry, personal skills, or specialized skills or experience, relative to those of the then-current directors.  The Nominating Committee will also consider issues involving possible conflicts of interest of directors or potential directors, the results of interviews of selected candidates by members of the Nominating Committee and the Board of Directors, and the totality of the circumstances.

If all of the information set forth above is provided to the Corporate Secretary by a qualified stockholder in a timely manner, the Corporate Secretary will forward the information to the Nominating Committee, which will consider the information in making its own recommendations to the Board of Directors for Board nominees.  In order for such information to be considered timely for the Company’s 2011 annual meeting, it must be received on or before September 6, 2011.  If the date of the 2011 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the December 10, 2010 annual meeting, any such proposal must be submitted no earlier than the 120th day prior to the 2011 annual meeting and no later than the close of business on the later of the 90th day prior to the 2011 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

If the Nominating Committee does not include the candidate proposed by the stockholder in its recommended slate of nominees and the Board does not otherwise determine to nominate the candidate, then a stockholder who has supplied all of the foregoing information to the Corporate Secretary in a timely manner may still appear at the meeting, in person or by proxy, to nominate the stockholder’s candidate to the Board.  The Company is under no obligation, however, to include any information in its proxy statement concerning stockholders’ proposed nominees if they are not nominated by the Board.

The Company did not receive any information from stockholders concerning proposed nominees  or recommended candidates for nomination for this year’s annual meeting.

The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is available on the Company’s website at www.cavicocorp.com.  To access the Nominating Committee’s charter and our other corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

Director Attendance at Annual Meeting

All members of the Board of Directors are encouraged, but not required, to attend the annual meeting of stockholders.

Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors may do so by addressing their correspondence to the Board of Directors at Cavico Corp., Attention: Corporate Secretary, 17011 Beach Blvd., Suite 1230, Huntington Beach, California.  The Board of Directors has approved a process pursuant to which the Corporate Secretary shall review and forward correspondence to the appropriate director, committee or group of directors for response.

Board Leadership Structure

The Company believes the interests of the stockholders are best served at the present time by the Company’s existing leadership model, which is based on a combined Chairman/CEO. The Company believes adding another level of management hierarchy would only add inefficiencies to a Company that is constantly trying to streamline operations and reduce costs.

Ha Quang Bui, the current CEO, possesses an in-depth knowledge of the Company, its integrated operations, the unique conditions of an evolving construction industry in Vietnam and the array of challenges the Company currently faces.  The Board believes that the CEO’s experiences and other insights put the CEO in the best position to provide broad leadership for the Board as its Chairman in carrying out its fiduciary responsibilities to the stockholders.

The Board is comprised of a majority of independent directors, and all members of the Audit Committee, Nominating Committee, Corporate Governance Committee and Compensation Committee are independent under Nasdaq rules.  Each independent director has access to the CEO and other Company executives on request; may call meetings of the independent directors; and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who own more than ten percent of our Common Stock, file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock.  Directors, officers and greater than ten percent stockholders are required by SEC rules to furnish us with copies of all ownership reports they file with the SEC.

Based solely on review of the Forms 3 and 4 of the above referenced persons furnished to us and representations made by such persons to us, during the fiscal year ended December 31, 2009, no executive officer or director (i) filed a late report, (ii) failed to report a transaction on a timely basis or (iii) failed to file a required form pursuant to the filing requirements under Section 16(a) of the Exchange Act.

Certain Relationships and Related Transactions

Messrs. Ha Quang Bui and Giang Linh Bui are brothers.

Except as set forth below, since January 1, 2006, there has been no transaction, and there is no currently proposed transaction with any executive officer, director or 5% or greater stockholder of the Company or any affiliate or immediate family member of any such person in which the Company was or is to be a participant and the amount involved exceeds $120,000.

Cavico Vietnam, our wholly-owned subsidiary, had a loan payable to Mr. Ha Quang Bui, our Chief Executive Officer, a balance of $87,249 at December 31, 2009. The loan was originated in January 2008 and renewed for second times a one-year term in January 2010. The highest loan balance owed by Cavico Vietnam to Mr. Bui was $458,673 on March 31, 2008. This loan had an annual interest rate of 12%. Cavico Vietnam, our subsidiary, borrowed on December 1, 2006 from Ms. Ty Thi Pham, vice-chairman of Cavico Vietnam, at an interest rate of 12%. The highest loan balance owed by Cavico Vietnam to Ms. Pham was $1,246,883, as of December 31, 2006. This loan was paid off during the year ended December 31, 2007 with interest payment of $132,551.

Our subsidiaries made advances of $790,049 and $714,658 to their officers and directors as of December 31, 2009 and December 31, 2008, respectively. Advances to management and employees include miscellaneous expenses such as business travel costs, selling costs and material purchases. Our policy is to receive expense reports for these amounts and move them to the appropriate expense account. If an expense report is not turned in, these advances can be deducted from the salary of the related individuals. Our subsidiaries had other payables of $9,896 and $20,520 to their officers and directors as of December 31, 2009 and December 31, 2008, respectively.

The Company has a stated policy against any conflict of interest transaction in its Code of Ethics.  Copies of the Code of Ethics and the Corporate Governance Committee Charter are available on the Company’s website at www.cavicocorp.com.  To access these and other corporate governance materials, click on “Investors” and then click on “Corporate Governance.”

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock of the Company as of December 31, 2009 for the following: (i) each person or entity who is known to the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's Directors; (iii) the Company's Chief Executive Officer and each of the other executive officers; and (iv) all Directors and executive officers of the Company as a group.

Name And Address Of Beneficial Owner	Amount And Nature Of Beneficial Ownership		Percent Of Class (1)

Ha Quang Bui Group 10, Ward Tu Lien, Tay Ho District, Ha Noi, Vietnam	252,095	(2)	6.3%

Hung Manh Tran 14A Alley 123A, Thuy Khue Street Thuy Khue Ward, Tay Ho District Ha Noi, Vietnam	73,690	(3)	1.8%

Hieu Van Phan No. 304, 24T2, Trung Hoa Nha Chinh Ward Cau Giay District, Ha Noi, Vietnam	54,665	(4)	1.4%

Hai Thanh Tran 34 Alley 178/1, Tay Son Square Trung Liet Ward, Dong Da District Ha Noi, Vietnam	48,373	(5)	1.2%

Timothy Dac Pham 14721 Wilson Street Midway City, CA 92647	7,675	(6)	*

Giang Linh Bui No. 1103, 17T1, Trung Hoa Nha Chinh Ward Cau Giay District, Ha Noi, Vietnam	64,093	(7)	1.6%

Tuan Duong Hoang 26 Warwick St., Killara, NSW 2071,Australia	20,768		*

Thanh Binh Huynh 262 Beach Road Bay Farm Island, CA 94502	5,000	(8)	*

Madhava Rao Mankal 7476 Sungold Ave. Corona, California 92880	1,250		*

All Officers and Directors as a group	527,609		13.1%

[Missing Graphic Reference]
*	Less than one percent.

(1)
This column reflects the record ownership of the listed stockholders and excludes shares that are beneficially owned by virtue of stock options and conversion rights and is based on 4,010,295 shares of Common Stock issued and outstanding as of November 30, 2010.

(2)	Includes 109,535 shares held by Mr. Bui’s wife.
(3)	Includes 6,300 shares held by Mr. Tran’s wife.
(4)	Includes 5,000 shares held by Mr. Phan’s wife.
(5)	Includes 9,183 shares held by Mr. Tran’s wife.
(6)	Shares held by Mr. Pham’s wife.
(7)	Includes 9,353 shares held by Mr. Bui’s wife.
(8)	Shares held by Mr. Huynh’s wife.

Changes in Control

The Company knows of no arrangement or events, the occurrence of which may result in a change in control.

EXECUTIVE COMPENSATION

Summary Compensation

The following table provides information concerning total compensation earned or paid to the most highly compensated executive officers of the Company for services rendered to the Company for the fiscal years ended December 31, 2009, 2008 and 2007.

SUMMARY COMPENSATION TABLE

Name and principal position	Year		Salary ($)	Bonus ($)	Total ($)
Ha Quang Bui Chief Executive Officer/Chairman	2009		$106,924(b)	15,424(C)	$122,348
	2008		$77,246	-	$77,246
	2007		$75,398	-	$75,398

June Kim Chief Financial Officer	2009	(a)	$41,200	-	$41,200

In accordance with the rules of the SEC , this table omits columns that are not relevant.

(a)	Started September 2009
(b)	$10,000 per quarter for board chairmanship fees effective March 9, 2009, amounting to $30,000 was included.
(c)	The bonus was designed and paid to recognize those responsible for an increase in revenue and backlog from new contracts.

The Company strives to attract, motivate, and retain high-quality executives by providing total compensation that is performance-based and competitive within the labor market in which the Company competes for executive talent.  The Company’s compensation program is intended to align the interests of management with the interests of stockholders by linking pay with performance, thereby incentivizing performance and furthering the ultimate objective of improving stockholder value.  The Company does not provide any of its executive officers with pensions, deferred compensation or other similar plans.

The Company has no agreements with any of its named executive officers or with any other person that would require the Company to make any payments or provide any other consideration in the event of a transaction or other event resulting in a change in control of the Company.

Employment Agreements

Each of our executives has entered into an employment agreement with us. Each agreement is on at will basis subject to termination upon 30 day notice. The executives are entitled to vacation and personal and sick days as well as standard health benefits and insurance available to all of our employees. Each agreement contains standard confidentiality provisions.

Compensation under the employment agreements for each is as follows:

Name	Current Position/Office	Annual Compensation
Ha Quang Bui	Chief Executive Officer/Chairman	$76,924	(1)
June Kim	Chief Financial Officer	$123,600	(5)
Hung Manh Tran	Executive Vice-President/Director	$70,049	(2)
Hieu Van Phan	Vice-President	$44,479	(3)
Hai Thanh Tran	Vice-President	$48,195	(3)
Giang Linh Bui	Vice-President	$26,198	(3)
Timothy Pham	Vice-President/Director	$67,500	(4)(5)

(1)      $70,000 payable by Cavico Corp and $6,924 payable by Subsidiaries of Cavico Corp.
(2)      $40,000 payable by Cavico Corp and $22,549 payable by Subsidiaries of Cavico Corp. $2,500 per quarter for director fee effective March 9, 2009, amounting $7,500 was included.
(3)      Payable by Subsidiaries of Cavico Corp.
(4)      $2,500 per quarter for director fee effective March 9, 2009, amounting $7,500 was included.
(5)      Payable by Cavico Corp.

NON-EMPLOYEE DIRECTOR COMPENSATION

Effective March 9, 2009, each board member is entitled to receive $2,500 per quarter for director fee, $500 per meeting fee and $300 per telephone meeting fee. A chairman of the board is entitled to receive $10,000 per quarter. Each chairman of committee will receive $2,000 per quarter.

The following table provides information concerning the compensation of our non-executive directors for the year ended December 31, 2009.

Name	Fees earned or paid in cash($)		Stock Awards ($)	Option Awards ($)	Total ($)
Tuan Duong Hoang	$13,500		$-	$-	$13,500
Thanh Binh Huynh	$13,500		$-	$-	$13,500
Madhava Rao Mankal	$14,400		$-	$-	$14,400
Philip Bolles	$2,500	*	$-	$-	$2,500
*Started November 2009

During the year 2008, Madhava Rao Mankal received 1,250 shares of the Company’s common stock valued at $9,750 for his service.

Securities Authorized for Issuance under Equity Compensation Plans

EQUITY COMPENSATION PLAN INFORMATION AT DECEMBER 31, 2009

In March 2009, the Board approved the Cavico Corp. Stock Award and Incentive Plan which was subsequently approved by at a special meeting of shareholders on April 27, 2009. The purpose of the Cavico Corp. Stock Award and Incentive Plan is to give us a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants and to provide us with an incentive plan that gives officers, employees, directors, and consultants.

The maximum number of shares that may be issued pursuant to incentive stock options granted under the plan is 1,250,000. The maximum number of shares of our common stock that may be issued per individual pursuant to awards granted under the Cavico Stock Award and Incentive Plan is 125,000. As of the date hereof, there are no awards granted under this the Cavico Stock Award and Incentive Plan.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders			1,250,000
Equity compensation plans not approved by security holders
Total			1,250,000

None of our executive officers have any options under this plan or any other arrangement.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

STOCKHOLDER PROPOSALS

Stockholders interested in having a proposal included in the Company’s proxy statement and presented for consideration at our 2011 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934, as amended, and our Bylaws.  Stockholder proposals must be submitted, in writing, to the Corporate Secretary of the Company at 17011 Beach Blvd., Suite 1230, Huntington Beach, California.  To be eligible for inclusion in our proxy statement and form of proxy relating to the 2011 annual meeting, our Corporate Secretary must receive stockholder proposals no later than June 30, 2011.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By Order of the Board of Directors

HA QUANG BUI
Chairman of the Board, President and Chief Executive Officer

CAVICO CORP.

17011 BEACH BLVD., SUITE 1230
HUNTINGTON BEACH, CA 92647

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy Pham and June Kim as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below and on the reverse hereof, all shares of common stock of Cavico Corp. (“Cavico”) held of record by the undersigned on November 19, 2010 at the annual meeting of stockholders of Cavico to be held on December 30, 2010 or any adjournments thereof.  The undersigned hereby revokes any proxies heretofore given to vote said shares.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

CAVICO CORP.
December 30, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL
The Notice of Meeting, proxy statement and proxy card
are available at www.cavicocorp.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACM INK AS SHOWN HERE ☒
1. Election of Directors: ☐FOR ALL NOMINEES ☐WITHHOLD AUTHORITY FOR ALL NOMINEES ☐FOR ALL EXCEPT (See instructions below)	NOMINEES: m Ha Quang Bui m Hung Manh Tran m Timothy Pham m Tuan Duong Hoang m Thanh Binh Huynh m Madhava Rao Mankal m Philip Bolles
The undersigned hereby acknowledges receipt of Cavico Corp.’s Annual Report for 2010 and of the Notice of Annual Meeting of Stockholders and attached Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR Proposal 1.

INSTRUCTIONS: To withhold authority for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method
☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy.  When the shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.